                                                                               .
                                                                               .
                                                                               .
                                       EXHIBIT 21.1

                                   LIST OF SUBSIDIARIES

JILL KELLY PRODUCTIONS HOLDING, INC.:
------------------------------------

                                                                 Names Under Which
Name of Subsidiary                 State of Incorporation        Subsidiary Does Business
------------------                 ----------------------        ------------------------
1. Jill Kelly Productions, Inc.    Delaware                      Jill Kelly Productions

2. J.K. Distribution, Inc.         Nevada                        J.K. Distribution

3. JKP Holdings, Inc.              Nevada                        JKP Holdings, Inc.




JKP HOLDINGS, INC.:
------------------

                                                                 Names Under Which
Name of Subsidiary                 State of Incorporation        Subsidiary Does Business
------------------                 ----------------------        ------------------------
1. JKP Bizarre, LLC.               Delaware                      JKP Bizarre, LLC and
                                                                 Bizarre Video